Exhibit 99.1

ExamWorks Announces Share Repurchase Program

ATLANTA, GA. August 8, 2011 - ExamWorks Group, Inc. (NYSE: EXAM) announced today that its Board of Directors has authorized the implementation of a share repurchase program to repurchase up to $20 million of outstanding shares of the Company’s common stock. The program calls for the repurchases to be made at management’s discretion in the open market or privately negotiated transactions from time to time in compliance with applicable laws, rules, and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to cash requirements for other purposes, and other relevant factors, such as trading price, trading volume, general market and business conditions, and the Company’s compliance with certain covenants under its contractual obligations.

There is no guarantee as to the exact number of shares, if any, that may be repurchased by the Company, and the Company may discontinue repurchases at any time that the Board of Directors determines additional repurchases are not warranted. Our Board of Directors will periodically review the share repurchase program and may authorize adjustments to the program's term and size. The Board may also suspend or discontinue the repurchase program at any time.

Commenting on the share repurchase program announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: “This share repurchase program reflects our confidence in the strength of our company’s long-term business prospects, earnings growth potential and our ability to generate strong cash flow. Acquisitions are a key part of our strategy, and we remain committed to them. We expect to acquire at least an additional $40 million in annual revenue by the end of 2011. In certain instances, we may fund a small percentage of the purchase price of acquisitions by issuing shares. To the extent we are able to buy shares at attractive prices in amounts approximately equivalent to the shares we might issue in future acquisitions, those repurchases would help create additional stockholder value. We believe our recent bond offering and strong cash flow give us the financial resources to continue delivering value by growing our business and acquiring companies opportunistically. This new share repurchase program does not impact our acquisition guidance for the remainder of 2011 or ability to pursue our growth and acquisition strategy long term and it provides us with added flexibility in our commitment to delivering value to our stockholders.”

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

Forward Looking Statements

Statements made in this press release regarding the ExamWorks Group, Inc. share repurchase program and future outlook are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, sufficient shares may not be available at appropriate prices, alternative uses may develop for the Company’s funds, and market and other conditions may change. These factors are not intended to be an all- encompassing list of applicable risks and uncertainties. Additional information regarding risks and uncertainties that may affect our future operations can be found in Examworks Group, Inc. reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2011. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

CONTACT:

J. Miguel Fernandez de Castro
404-952-2438
Senior Vice President and Chief Financial Officer
investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.